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                                                                 EXHIBIT 23.3


                   CONSENT OF TOWNSEND AND TOWNSEND AND CREW
                             PALO ALTO, CALIFORNIA


        We hereby consent to the reference to our firm under the captions "Risk Factors -- Uncertainty Regarding Patents and Protection of Proprietary Technology." "Business -- Intellectual Property Rights" and "Experts" in the Registration Statement on Form S-1 and related Prospectus of Cymer, Inc. (File No. 333-08383) for the registration of its Common Stock.



                                         TOWNSEND AND TOWNSEND AND CREW




Palo Alto, California
August 22, 1996